UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Pursuant to
[_]  Confidential, For Use of the              SS.240.14a-11(c) or SS.240.14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials



                              MEREDITH CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

________________________________________________________________________________

     [_]  Fee paid previously with preliminary materials:
     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

________________________________________________________________________________
          2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
          3)   Filing Party:

________________________________________________________________________________
          4)   Date Filed:

________________________________________________________________________________

                                [LOGO] MEREDITH
                                       CORPORATION


                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                NOVEMBER 11, 2002

                               ------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of holders of common stock and class B common stock of Meredith Corporation (hereinafter called the "Company") will be held at the Company's principal executive offices, 1716 Locust Street, Des Moines, Iowa 50309-3023, on Monday, November 11, 2002, at 10:00 A.M., local time, for the following purposes:

     (1)  To elect four Class I directors for terms expiring in 2005.

     (2)  To approve the Meredith Corporation Employee Stock Purchase Plan of
          2002.

     (3) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     By resolution of the Board of Directors, only holders of record of the Company's common stock and class B common stock at the close of business on September 12, 2002, are entitled to notice of and to vote at the meeting or at any adjournment or adjournments thereof.



                                        By Order of the Board of Directors,

                                              /s/ John S. Zieser

                                                  JOHN S. ZIESER
                                        VICE PRESIDENT - GENERAL COUNSEL
                                                  AND SECRETARY

Des Moines, Iowa
September 23, 2002


PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD(S) IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE FOR MAILING IN THE UNITED STATES. YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. A PROMPT RESPONSE IS HELPFUL, AND YOUR COOPERATION IS APPRECIATED.

                                [LOGO] MEREDITH
                                       CORPORATION

                               ------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                NOVEMBER 11, 2002

                               ------------------


                                  INTRODUCTION

     This Proxy Statement, along with the Company's Annual Report to Shareholders, is being sent to shareholders on or about September 23, 2002, in connection with the solicitation of proxies by the Board of Directors of Meredith Corporation (the "Company"). The proxies are to be used in voting at the Annual Meeting of holders of common stock and class B common stock of the Company to be held at the Company's principal executive offices, 1716 Locust Street, Des Moines, Iowa 50309-3023, on Monday, November 11, 2002, at 10:00 A.M., local time, and at any adjournment or adjournments thereof.

     YOU ARE REQUESTED TO SIGN AND COMPLETE THE ENCLOSED PROXY CARD(S) AND RETURN IT (THEM) IN THE ENCLOSED ENVELOPE.

     Proxies in such form, if duly signed and received in time for voting, will be voted in accordance with the directions of the shareholders. If no instructions are specified in a proxy, the proxy will be voted by the proxy holders FOR the election as directors of the nominees hereinafter named, FOR the approval of the Meredith Corporation Employee Stock Purchase Plan of 2002, and in their discretion upon such matters not presently known or determined that may properly come before the meeting.

     YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN.

     The giving of a proxy does not preclude the right to vote in person or by means of a subsequent proxy, should the person giving the proxy so desire. Any proxy may be revoked by giving notice to the Company in writing prior to the meeting or in open meeting, but such revocation shall not affect any vote previously taken.

     The expense of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling and mailing the notice, proxy and Proxy Statement and the reasonable costs of brokers, nominees and fiduciaries in supplying proxies to beneficial owners, will be paid by the Company. The solicitation will be made by use of the mail, through brokers and banking institutions, and by directors, officers or regular employees of the Company. In addition to solicitation by use of the mail, certain directors, officers or regular employees of the Company may solicit proxies by telephone, telegraph, internet, telecopy or personal contact.


                             SHARES ENTITLED TO VOTE

     Each holder of record of common stock at the close of business on September 12, 2002, is entitled to one vote per share so held on all matters to come before the meeting. At the close of business on September 12, 2002, there were outstanding and entitled to vote at the Annual Meeting, 39,216,275 shares of common stock of the Company. Each holder of record of class B common stock at the close of business on September 12, 2002, is entitled to ten votes per share so held on all matters to come before the meeting. At the close of business on September 12, 2002, there were outstanding and entitled to vote at the Annual Meeting, 10,286,974 shares of class B common stock of the Company, for a total of 142,086,015 votes.

     The affirmative vote of a majority of the total number of votes entitled to be cast represented by shares present in person or by proxy, a quorum being present, is required to elect directors, to approve the Meredith Corporation Employee Stock Purchase Plan of 2002 and to approve any other matters that may properly come before the meeting. In determining whether a quorum exists at the Annual Meeting for purposes of all matters to be voted on, all votes "for" or "against," as well as all abstentions (including votes to "withhold authority" to vote in certain cases), will be counted. Abstentions with respect to a particular proposal will be counted as part of the base number of votes to be used in determining if that particular proposal has received the requisite percentage of base votes for approval, while broker non-votes will not be counted in such base for each proposal. Therefore, an abstention will have the same practical effect as a vote "against" such proposal, while a broker non-vote will have no effect. If an individual has signed a proxy card but failed to indicate a vote "for," "against," or "withhold authority," such proxy will be voted FOR the election as directors of the nominees therein named, FOR approval of the Meredith Corporation Employee Stock Purchase Plan of 2002, and in their discretion upon such matters not presently known or determined that may properly come before the meeting.


                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

     Under regulations of the Securities and Exchange Commission, persons who have power to vote or to dispose of shares of the Company, either alone or jointly with others, are deemed to be beneficial owners of such shares. Because the voting or dispositive power of certain stock listed in the following table is shared, in some cases the same securities are listed opposite more than one name in the table. The total number of the Company's shares as listed in the table (excluding stock options that are presently exercisable or will become exercisable within sixty (60) days following the date of the Proxy Statement), after elimination of such duplication is 12,110,766 shares of common stock (approximately 31% of the outstanding common stock) and 8,322,896 shares of class B common stock (approximately 81% of the outstanding class B common stock).

     Set forth below is information as of July 31, 2002, concerning security ownership by each person who is known to management to be the beneficial owner of more than 5% of any class of the Company's voting securities, and security ownership by management.

                                                         COMMON STOCK OWNED (1)         CLASS B COMMON STOCK OWNED (2)
                                                    --------------------------------   --------------------------------
                                                    SOLE VOTING     SHARED             SOLE VOTING     SHARED
                                                         OR        VOTING OR                OR        VOTING OR
                                                     INVESTMENT   INVESTMENT    % OF    INVESTMENT   INVESTMENT    % OF
NAME                                                   POWER         POWER     CLASS      POWER         POWER     CLASS
----                                                -----------   ----------   -----   -----------   ----------   -----
(a)  BENEFICIAL OWNERS OF MORE THAN 5%

     E. T. Meredith III, Director (3)(4)(6) ........     13,200    1,745,898      20%    6,992,172     395,248      71%
      1716 Locust Street
      Des Moines, IA 50309-3023

     Frederick B. Henry, Director (3)(6)(9) ........    600,830      428,108       5%       17,063     772,204       8%
      100 West Hallam Street
      Aspen, CO 81611

     Mell Meredith Frazier, Director (3)(4)(5) .....     41,002       92,412       2%       95,345     692,412       8%
      1716 Locust Street
      Des Moines, IA 50309-3023

     Anna K. Meredith Endowment Trust (11) .........          0            0       2%            0     600,000       6%
      665 Locust Street
      Des Moines, IA 50304

     AIM Funds Management, Inc. (12) ...............          0    3,968,000      10%            0           0       0
      5140 Yonge Street, Suite 900
      Toronto, Ontario, CN M2N 6X7

     Franklin Mutual Advisers, LLC (13) ............  2,611,759            0       7%            0           0       0
      51 John F. Kennedy Parkway
      Short Hills, NJ 07078

     T. Rowe Price Associates, Inc. (14) ...........          0    2,307,580       6%            0           0       0
      100 East Pratt Street
      Baltimore, MD 21202

                                                         COMMON STOCK OWNED (1)         CLASS B COMMON STOCK OWNED (2)
                                                    --------------------------------   --------------------------------
                                                    SOLE VOTING     SHARED              SOLE VOTING    SHARED
                                                         OR        VOTING OR                OR        VOTING OR
                                                     INVESTMENT   INVESTMENT    % OF    INVESTMENT   INVESTMENT    % OF
NAME                                                   POWER         POWER     CLASS       POWER        POWER     CLASS
----                                                -----------   ----------   -----   -----------   ----------   -----
(b)  DIRECTORS, NOT LISTED ABOVE, INCLUDING
     NOMINEES, AND NAMED EXECUTIVE OFFICERS

     Herbert M. Baum, Director (6)(9) .............      47,855            0       *             0           0       0
     Mary Sue Coleman, Director (6) ...............      20,290            0       *             0           0       0
     Joel W. Johnson, Director (6)(9) .............      43,654            0       *             0           0       0
     Jerome M. Kaplan, President -
      Magazine Group (5)(7)(10) ...................     219,538            0       *           492           0       *
     William T. Kerr, Director,
      Chairman and CEO (4)(5)(7)(10) ..............   1,585,932       15,000       4%            0           0       0
     Stephen M. Lacy, President -
      Publishing Group (5)(7)(10) .................     129,258            0       *             0           0       0
     Robert E. Lee, Director (6)(9) ...............      50,815            0       *         2,800           0       *
     David J. Londoner, Director (4) ..............      27,269        5,000       *             0           0       0
     Philip A. Marineau, Director (6) .............      18,520            0       *             0           0       0
     Charles D. Peebler, Jr., Nominee .............           0            0       *             0           0       0
     Kevin P. O'Brien, President -
      Broadcasting Group (15) .....................      20,000            0       *             0           0       0
     Suku V. Radia, Vice President -
      Chief Financial Officer (5)(7) ..............      44,394            0       *             0           0       0
     Nicholas L. Reding, Director (6)(9) ..........      53,685            0       *             0           0       0
     Jack D. Rehm, Director (3)(4)(6)(9) ..........     300,923       10,068       1%       45,457       1,344       *

(c)  ALL DIRECTORS AND EXECUTIVE OFFICERS AS A
      GROUP (3)(4)(5)(6)(7)(8)(9)(10)
      (18 persons) ................................   3,435,021    2,325,810      32%    7,154,100   1,861,208      87%

------------------
*Less than one percent.

(1) Shares listed in the table under "Common Stock Owned" do not include shares of common stock deemed to be owned by the shareholder as a result of the shareholder's ownership of class B common stock which is convertible, share for share, into common stock. However, the calculation of "% of Class" includes such shares deemed to be owned. If such shares were not included in the calculations, the common stock ownership percentages would be: Mr.
     E. T. Meredith III, 4%; Mr. Frederick B. Henry, 3%; Ms. Mell Meredith Frazier, 3%; the Anna K. Meredith Endowment Trust, 0%; the other individuals' ownership percentages would be unchanged; and the ownership percentage in (c) All directors and executive officers as a group, would be 15%.

(2) Class B common stock is not transferable except to members of the family of the holder and certain other related entities. Class B common stock, however, is convertible, share for share, at any time into fully transferable common stock without the payment of any consideration.

(3) Includes shares owned by various trusts. The inclusion of these shares is not to be taken as an admission by the named shareholder of beneficial ownership of these shares for any other purpose.

(4) Includes shares beneficially owned by spouses and relatives living in the same home with the named individuals, and includes shares owned by family partnerships.

(5) Includes shares held by Wells Fargo, as trustee under the Meredith Savings and Investment Plan for the benefit of certain officers, which shares are voted by the trustee only at the direction of the individual plan participants.

(6) Includes shares which are subject to presently exercisable stock options or options exercisable within 60 days following July 31, 2002, by non-employee directors under the Company's 1993 Stock Option Plan for Non-Employee Directors as follows: 36,000 shares for Mr. Nicholas L. Reding; 32,000 shares each for Messrs. Herbert M. Baum, Joel W. Johnson and Robert E. Lee; 18,000 shares each for Dr. Mary Sue Coleman and Mr. Jack D. Rehm; 12,000 shares each for Messrs. Philip A. Marineau and E. T. Meredith III; and an additional 264,056 shares for Mr. Rehm under the Company's 1992 and 1996 Stock Incentive Plans.

(7) Includes shares which are subject to presently exercisable stock options or options exercisable within 60 days following July 31, 2002, by executive officers under the Company's 1992 and 1996 Stock Incentive Plans as follows: 1,424,035 shares for Mr. William T. Kerr; 202,500 shares for Mr. Jerome M. Kaplan; 109,401 shares for Mr. Stephen M. Lacy; and 31,500 shares for Mr. Suku V. Radia.

(8) Includes 2,414,992 shares which are subject to presently exercisable stock options or options exercisable within 60 days following July 31, 2002, by the directors and executive officers as a group.

(9) Includes stock equivalents held by the non-employee directors under the Company's 1990 Restricted Stock Plan for Non-Employee Directors as follows (rounded to the closest whole number): 9,907 shares for Mr. Robert E. Lee; 7,397 shares for Mr. Herbert M. Baum; 7,362 shares for Mr. Joel W. Johnson; 4,289 shares for Mr. Jack D. Rehm; 3,544 shares for Mr. Nicholas L. Reding; and 1,478 shares for Mr. Frederick B. Henry; for an aggregate total of 33,977 shares.

(10) Includes stock equivalents held by the executive officers under the Company's 1996 Stock Incentive Plan as follows (rounded to the closest whole number): 44,606 shares for Mr. William T. Kerr; 9,451 shares for Mr. Stephen M. Lacy; 4,457 shares for Mr. Jerome M. Kaplan; and 2,896 shares for Mr. Suku V. Radia; for an aggregate total of 61,410 shares.

(11) This is a charitable trust with five trustees: Bankers Trust Company, D. Mell Meredith Frazier, E. T. Meredith IV, Quentin G. Heisler, Jr., and John D. Bloodgood. The five trustees act by majority vote.

(12) Information as of June 30, 2002, based on Schedule 13G filed with the Securities and Exchange Commission.

(13) Information as of December 31, 2001, based on Schedule 13G filed with the Securities and Exchange Commission.

(14) Information provided by T. Rowe Price Associates, Inc. as of July 30, 2002. These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(15) Information as of August 26, 2002, based on Form 4 filed with the Securities and Exchange Commission.


                              ELECTION OF DIRECTORS


     The Company's Restated Articles of Incorporation provide that the Board of Directors shall consist of not fewer than three nor more than 15 persons, as may be provided by the Bylaws, to be divided into three classes, each class to consist, as nearly as may be possible, of one-third of the total number of directors. The Bylaws provide that the number of directors shall be fixed from time to time by resolution of the Board of Directors. The last resolution provided for 12 directors. The proxies cannot be voted for a greater number of persons than the number of nominees named herein.


     Listed below are the four persons who have been nominated as Class I directors to serve three-year terms to expire in 2005. Three of the Class I nominees are currently serving as directors and were previously elected by the shareholders. Charles D. Peebler, Jr. has been nominated as a Class I director by the Board of Directors to fill the vacancy which will be created by the retirement of Mr. Jack D. Rehm from the Board effective as of the date of the Annual Meeting. Should any of these nominees become unable to serve prior to the upcoming Annual Meeting, an event which is not anticipated by the Company, the proxies, except those from shareholders who have given instructions to withhold voting for the following nominees, will be voted for such other person or persons as the Nominating/ Governance Committee may nominate. Certain information concerning each of the four nominees for Class I directors and each of the continuing directors is set forth below.

                  NOMINEES FOR ELECTION AS CLASS I DIRECTORS --
                             TERMS TO EXPIRE IN 2005

                                    YEAR
                                FIRST ELECTED             PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE
         NOMINEE          AGE   AS A DIRECTOR                        AND OTHER INFORMATION
-----------------------   ---   -------------   ---------------------------------------------------------------
Robert E. Lee             67        1982        President, Glacier Properties, Inc. (private investment firm),
                                                1986 to present; Executive Director, Emeritus, The Denver
                                                Foundation (community foundation), 1996 to present; Executive
                                                Director, The Denver Foundation, 1989 to 1996; Chairman and
                                                CEO, First Interstate Bank of Denver, 1980 to 1989. Mr. Lee is
                                                a director of Storage Technology Corporation, ING North
                                                America Insurance Holdings, Inc. and Financial Investors Trust.

                                    YEAR
                                FIRST ELECTED             PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE
         NOMINEE          AGE   AS A DIRECTOR                        AND OTHER INFORMATION
-----------------------   ---   -------------   ---------------------------------------------------------------
David J. Londoner         65        2001        General Partner, The North River Company (family investment partnership), 1995 to present; Managing Director, Manager of
                                                Media/Entertainment Research Sector, ABN AMRO, Inc.
                                                (investment banking firm), 2000 to 2001; Managing Director,
                                                Director of the Media/Entertainment Research Group, Schroder
                                                & Co., Inc. (successor to Wertheim & Co. Inc.) (investment banking firm), 1972 to 2000.

Philip A. Marineau        55        1998        President and Chief Executive Officer, Levi Strauss & Co.
                                                (worldwide brand apparel company), September 1999 to present;
                                                President and Chief Operating Officer, Pepsi-Cola North
                                                America (worldwide beverage division of Pepsico), December
                                                1997 to September 1999; President, Dean Foods, January 1996
                                                to October 1997. Mr. Marineau is a director of Levi Strauss &
                                                Co.

Charles D. Peebler, Jr.   66       Nominee      Managing Director, Plum Capital, LLC (a managed investment company focused on early stage investment in high growth
                                                media companies), 1999 to present; Chairman Emeritus, True
                                                North Communications, Inc., 1999; President, True North and
                                                CEO, Diversified Companies Group, 1997 to 1999; CEO, Bozell,
                                                Jacobs, Kenyon & Eckhardt (merged with True North in 1997),
                                                1958 to 1997. Mr. Peebler is a director of AvalonBay
                                                Communities, Inc., EOS International Inc. and Valmont
                                                Industries, Inc.

             DIRECTORS CONTINUING IN OFFICE AS CLASS II DIRECTORS --
                             TERMS TO EXPIRE IN 2003

                                    YEAR
                                FIRST ELECTED             PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE
         NOMINEE          AGE   AS A DIRECTOR                        AND OTHER INFORMATION
-----------------------   ---   -------------   ---------------------------------------------------------------
Herbert M. Baum           65        1994        Chairman, President and Chief Executive Officer, The Dial
                                                Corporation (manufacturer and marketer of consumer products),
                                                2000 to present; President and Chief Operating Officer,
                                                HASBRO, Inc. (toy manufacturer), 1999 to 2000; Chairman
                                                and Chief Executive Officer, Quaker State Corporation, 1995
                                                to 1998. Mr. Baum is a director of PepsiAmericas Corporation,
                                                Midas, Inc., The Dial Corporation, Fleming Cos., Inc. and
                                                Action Performance Companies, Inc.

Frederick B. Henry        56        1969        President, The Bohen Foundation (private charitable foundation),
                                                1985 to present.

William T. Kerr           61        1994        Chairman and Chief Executive Officer, Meredith Corporation,
                                                January 1998 to present; President and Chief Executive Officer,
                                                Meredith Corporation, January 1997 to December 1997;
                                                President and Chief Operating Officer, Meredith Corporation,
                                                July 1994 to December 1996. Mr. Kerr is a director of Principal
                                                Financial Group, Inc., Storage Technology Corporation and
                                                Maytag Corporation.

Nicholas L. Reding        67        1992        Chairman, The Keystone Center, (nonprofit organization which facilitates dispute resolution based on science leading to public policy), 2001 to present; Chairman, Nidus Center for Scientific
                                                Enterprise (plant science and biotechnology business), 1999 to present; Vice Chairman, Monsanto Company, 1992 to 1998.
                                                Mr. Reding is a director of International Multifoods Corporation and CPI Corporation.

            DIRECTORS CONTINUING IN OFFICE AS CLASS III DIRECTORS --
                             TERMS TO EXPIRE IN 2004

                                    YEAR
                                FIRST ELECTED             PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE
         NOMINEE          AGE   AS A DIRECTOR                        AND OTHER INFORMATION
-----------------------   ---   -------------   ---------------------------------------------------------------
Mary Sue Coleman          58        1997        President, University of Michigan, August 2002 to present;
                                                President, The University of Iowa, 1995 to July 2002.

Mell Meredith Frazier     46        2000        Vice President, Meredith Corporation Foundation, September
                                                1999 to present; Director of Corporate Planning, Meredith
                                                Corporation, October 1999 to present; Financial Analyst,
                                                Meredith Corporation, July 1995 to October 1999.

Joel W. Johnson           59        1994        Chairman, President and Chief Executive Officer, Hormel
                                                Foods Corporation (producer and marketer of meat and food
                                                products), 1995 to present; President and Chief Executive
                                                Officer, Hormel Foods Corporation, 1993 to 1995. Mr. Johnson
                                                is a director of Hormel Foods Corporation, Ecolab Inc. and
                                                U.S. Bancorp.

E. T. Meredith III        69        1966        Chairman of the Executive Committee, Meredith Corporation,
                                                1988 to present.

                   BOARD COMMITTEES, MEETINGS AND COMPENSATION

COMMITTEES OF THE BOARD

     There are six standing committees of the Board of Directors:

     AUDIT COMMITTEE. The members of this committee are Messrs. Marineau (Chairman), Baum, Johnson and Londoner and Dr. Coleman. The committee is composed entirely of non-employee directors, each of whom meets the "independence" requirement of the New York Stock Exchange ("NYSE"). Pursuant to the Company's Audit Committee Charter, each member of the committee, in addition to meeting the "independence" requirement, must be "financially literate" as contemplated under the NYSE rules. The committee assists the Board of Directors in fulfilling its oversight responsibilities as they relate to the Company's accounting policies and internal controls, financial reporting practices and legal and regulatory compliance. In addition, the committee maintains, through regularly scheduled meetings, a line of communication between the Board of Directors and the Company's financial management, internal auditors and independent accountants.

     COMPENSATION COMMITTEE (FORMERLY THE COMPENSATION/NOMINATING COMMITTEE). The members of this committee are Messrs. Baum (Chairman), Henry, Lee and Reding. The committee is composed entirely of non-employee directors, each of whom meets the "independence" requirement of the NYSE. The committee reviews and approves corporate officers' salaries, approves prior to adoption any officer, director or management incentive, bonus or stock plans or agreements and administers such plans as required. As described below, on August 14, 2002, the Board of Directors formed the Nominating/ Governance Committee. In connection with the formation of that committee, the nominating function of this committee was transferred to the Nominating/Governance Committee. Prior to August 14, 2002, Mr. Lee served as Chairman of the Compensation/Nominating Committee.

     EXECUTIVE COMMITTEE. The members of this committee are Messrs. Meredith (Chairman), Kerr, Lee and Rehm and Dr. Coleman. The committee has, during intervals between meetings of the Board in cases in which specific directions have not been given by the Board of Directors, all the authority of the Board in management of the Company's business, except for certain matters set forth in the Bylaws including the authority to declare dividends or other distributions; adopt, amend or repeal the Bylaws; or make fundamental changes in the corporate structure of the Company.

     FINANCE COMMITTEE. The members of this committee are Messrs. Reding (Chairman), Baum, Johnson, Lee and Rehm. The committee advises the Board with respect to corporate financial policies and procedures, dividend policy, specific corporate financing plans and annual operating and capital budgets. It also provides financial advice and counsel to management, appoints depositories of corporate funds and specifies conditions of deposit and withdrawal, approves corporate investment portfolios and capital expenditure requests by management within the limits established by the Board.

     NOMINATING/GOVERNANCE COMMITTEE. The Nominating/Governance Committee was formed by the Board of Directors on August 14, 2002. The members of this committee are Messrs. Lee (Chairman), Baum and Marineau. The committee is composed entirely of non-employee directors, each of whom meets the "independence" requirement of the NYSE. The committee recommends to the Board of Directors corporate governance guidelines applicable to the Company, leads the Board in its annual review of Board and management performance, recommends to the Board nominees to serve on each committee, and nominates individuals to become directors. The committee will consider shareholder recommendations for directors sent to the Nominating/Governance Committee, c/o Mr. John S. Zieser, Vice President - General Counsel and Secretary, Meredith Corporation, 1716 Locust Street, Des Moines, Iowa 50309-3023.

     PENSION COMMITTEE. The members of this committee are Messrs. Henry (Chairman) and Marineau, Ms. Frazier and Dr. Coleman. The committee reviews pension plans and amendments to ascertain that they are being administered in accordance with their terms and are providing authorized benefits. It also reviews levels and types of benefits and recommends changes. The committee recommends to the Board investment objectives for pension funds, reviews the performance of the funds and recommends to the Board such committees it deems desirable for the administration of the pension plans.

MEETINGS OF THE BOARD

     During fiscal 2002 the Board had four regularly scheduled meetings as did the Finance, Audit, and Compensation/Nominating Committees. The Pension Committee met twice and the Executive Committee met once. All directors attended at least 90% of regularly scheduled meetings of the Board and the respective committees on which they served during fiscal 2002.

     In addition to regularly scheduled meetings, the Board had three special meetings; the Finance Committee had four special meetings; and the Compensation/Nominating Committee had one special meeting. Including special meetings, all directors attended at least 75% of meetings of the full Board and the respective committees on which they served during fiscal 2002, except for Mr. Marineau who was unable to attend the three special board meetings and one committee meeting.

COMPENSATION OF THE BOARD

     Employee directors receive no compensation for Board service. Non-employee directors receive a $35,000 annual retainer with an additional $3,000 annual retainer for committee chairpersons. Under the 1990 Restricted Stock Plan for Non-Employee Directors, as amended, non-employee directors have the opportunity to receive either all or 50% of the annual retainer (including the chairperson retainer) in either restricted stock or stock equivalents equal to 105% of the amount of the annual retainer converted. Each new non-employee director receives 1,200 shares of restricted stock upon election to the Board. The restricted stock vests on the fifth anniversary of the date of the grant. During fiscal 2002, seven of ten non-employee directors elected to receive all or 50% of their retainer in restricted stock or stock equivalents.

     The 1993 Stock Option Plan for Non-Employee Directors, as amended, is a further encouragement of directors' ownership of the Company's stock. Each non-employee director receives an option to purchase 6,000 shares of Company common stock on the day following the Annual Meeting of Shareholders at an exercise price equal to the average of the high and low market prices on the date of the grant. The options become exercisable one-third per year over a three-year period beginning on the first anniversary of the grant date. The options expire on the tenth anniversary of the grant date.

     Pursuant to a consulting agreement, Mr. Jack D. Rehm, former Chairman of the Board and a current director, receives not less than $150,000 per year through December 31, 2002. During fiscal 2002, Mr. Rehm received $150,000 under this consulting agreement. Mr. Rehm's consulting agreement will expire on December 31, 2002.

     Under a consultancy agreement, Mr. Meredith renders such consulting services to the Company as the Chief Executive Officer or Board of Directors may from time to time reasonably request. As consideration for such services, the Company provides to Mr. Meredith the continuation of certain perquisites he received while an employee of the Company, as well as health insurance coverage.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In conjunction with the Company's ongoing share repurchase program, in March 2002, the Company purchased 60,000 shares of class B common stock from the Mildred M. Bohen Charitable "C" Trust for an aggregate consideration of $2,482,200 (based upon the reported price per share of the Company's common stock on the New York Stock Exchange at the time of purchase). Frederick B. Henry, a member of the Company's Board of Directors, is a remainder beneficiary and co-trustee of that Trust.

     In May 2002, also in conjunction with the Company's ongoing share repurchase program, the Company purchased an aggregate of 50,000 shares of class B common stock from the Mildred M. Bohen Family Trust for an aggregate consideration of $2,142,200 (based upon the reported price per share of the Company's common stock on the New York Stock Exchange at the time of purchase). Frederick B. Henry, a member of the Company's Board of Directors, is a beneficiary and co-trustee of that Trust.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act requires that certain of the Company's officers and directors and persons who own more than ten percent of the Company's outstanding stock, file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. To the Company's knowledge, based solely upon a review of copies of forms submitted to the Company during and with respect to the most recent fiscal year and on written representations from the Company's directors and officers, all Section 16(a) filing requirements were complied with during the fiscal year ended June 30, 2002.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table provides a summary of compensation paid to Mr. Kerr and the other four most highly compensated executive officers of the Company (the "named executive officers") for services rendered to the Company during each of the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM COMPENSATION
                                                ANNUAL COMPENSATION                   AWARDS
                                       -----------------------------------   -----------------------
                                                                             RESTRICTED
                                                                               STOCK      SECURITIES
                              FISCAL                          OTHER ANNUAL    AWARD(S)    UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION    YEAR     SALARY      BONUS     COMPENSATION     (1)(2)       AWARDS     COMPENSATION (3)
---------------------------   ------   --------    --------   ------------   ----------   ----------   ----------------
William T. Kerr                2002    $725,000    $375,000    $ 56,267(6)     $     0      120,000        $12,276
 Chairman & CEO                2001     690,000     382,062                          0      175,000         21,790
                               2000     650,000     836,000                          0      100,000         21,790

Stephen M. Lacy                2002    $475,000    $220,000                    $23,788       50,000        $ 9,437
 President - Publishing        2001     415,039     249,715                     27,835       70,000          8,238
 Group                         2000     325,385     340,000                     24,426       30,000          9,036

Jerome M. Kaplan               2002    $455,000    $160,000    $  8,558(7)     $84,823       36,000        $ 8,000
 President - Magazine          2001     425,289     172,343                      2,521       50,000          6,800
 Group                         2000     390,000     225,000                     21,917       25,200          6,800

Kevin P. O'Brien               2002    $327,115    $183,750    $209,870(8)     $     0      130,000        $     0
 President - Broadcasting
 Group (4)

Suku V. Radia                  2002    $375,000    $130,000                    $55,596       22,500        $ 9,798
 Vice President - Chief        2001     360,000     141,750                          0       30,000         13,210
 Financial Officer (5)         2000     114,923     127,258                     85,313       18,000          1,195

------------------
(1)  Accumulated Restricted Stock:

                                                    AGGREGATE
                                     SHARES     YEAR-END VALUE ($)
                                     ------     ------------------
               William T. Kerr          *                *
               Stephen M. Lacy        3,204           $122,873
               Jerome M. Kaplan       3,771            144,618
               Kevin P. O'Brien           0                  0
               Suku V. Radia          4,615            176,985

               *On February 25, 1999, Mr. Kerr and the Company entered into an agreement whereby all of Mr. Kerr's restricted stock (43,200 shares) was exchanged for an equal number of stock equivalents.

     Dividends are paid on reported restricted stock.

(2) Generally, restricted stock awards vest five years after date of grant; however, Mr. Radia has a three-year cliff vest award from fiscal 2000. The vesting of certain shares of restricted stock is also conditioned upon the continued holding of a corresponding number of shares of common stock.

(3) This column discloses: (a) matching contributions made by the Company equal to 80% of the first 5% of the employee's contributions to the Meredith Savings and Investment Plan, a defined contribution plan available generally to the employees of the Company, as follows: $8,000 for Messrs. Kaplan, Kerr and Lacy; and $9,315 for Mr. Radia; (b) the premiums paid on term life insurance in fiscal 2002 as follows: $4,275 for Mr. Kerr; $1,437 for Mr. Lacy; and $483 for Mr. Radia.

(4)  Mr. O'Brien joined the Company on November 8, 2001.

(5)  Mr. Radia joined the Company on March 1, 2000.

(6) Includes $29,816 for payment of professional fees for estate and tax planning.

(7)  Represents payment for flex vacation.

(8) Includes $50,000 for moving allowance; $90,000 for country club initiation fees and $61,388 for related tax reimbursement.

OPTION GRANTS TABLE

     The following table sets forth certain information with respect to options to purchase shares of the Company's common stock awarded during fiscal 2002 to the named executive officers. All options granted were nonqualified options. The option exercise price is equal to the fair market value of the Company's common stock on the date of the grant.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                  REALIZABLE VALUE AT
                                                                                                    ASSUMED ANNUAL
                                  INDIVIDUAL GRANTS                                         APPRECIATION FOR OPTION TERM (3)
-----------------------------------------------------------------------------------------   --------------------------------
                          NUMBER OF         % OF TOTAL
                          SECURITIES     OPTIONS GRANTED    EXERCISE
                          UNDERLYING     TO EMPLOYEES IN     OR BASE       EXPIRATION
NAME                   OPTIONS GRANTED   FISCAL YEAR (1)    PRICE ($)        DATE (2)            5% ($)          10% ($)
----                   ---------------   ---------------   ----------    ----------------   --------------    --------------
William T. Kerr            120,000            14.53         34.80000     August 8, 2011          2,626,264         6,655,469

Stephen M. Lacy             50,000             6.05         34.80000     August 8, 2011          1,094,277         2,773,112

Jerome M. Kaplan            36,000             4.36         34.80000     August 8, 2011            787,879         1,996,641

Kevin P. O'Brien           130,000            15.74         33.62000     November 7, 2011        2,748,647         6,965,611

Suku V. Radia               22,500             2.72         34.80000     August 8, 2011            492,424         1,247,900

All Shareholders (4)                                                                         1,084,994,799     2,749,589,846

------------------
(1)  Total options granted to employees during the fiscal year were 825,950.

(2) Options are fully exercisable after death or termination of employment due to disability or retirement through the expiration date. All options become exercisable in installments of one-third on the first three anniversaries of the date of grant.

(3) As required by the rules of the Securities and Exchange Commission, the dollar amounts under these columns represent the hypothetical gain or "option spread" that would exist for the options based on assumed 5% and 10% annual compounded rates of stock price appreciation over the full option term. The prescribed rates are not intended to forecast possible future appreciation.

(4) All shareholders are shown for comparison purposes only. The realizable value to all shareholders is the aggregate net gain, assuming a starting market price of $34.80 (the fair market value on August 11, 2001), and appreciation at assumed annual rates of 5% and 10% for a ten-year period.

OPTION EXERCISES AND YEAR-END VALUE TABLE

     The following table sets forth for each named executive officer information on the status of all options granted to such officer as of June 30, 2002.


   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND FY-END OPTION VALUES


                                                                 NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS AT
                                                                 OPTIONS AT FY-END (#)            FY-END ($) (2)
                    SHARES ACQUIRED                          ---------------------------   ---------------------------
NAME                  ON EXERCISE    VALUE REALIZED ($) (1)  EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                ---------------  ----------------------  -----------   -------------   -----------   -------------
William T. Kerr         25,000              $708,625          1,317,369       294,999      $21,786,152    $2,056,512
Stephen M. Lacy              0                     0             78,734       124,666          185,163       887,899
Jerome M. Kaplan         8,000               278,760            178,700        89,400        2,823,974       597,233
Kevin P. O'Brien             0                     0                  0       130,000                0       614,900
Suku V. Radia                0                     0             18,000        52,500          180,675       386,250

------------------
(1) Calculated based on the difference between the exercise price and the fair market value on the date of exercise.

(2) Calculated based on the fair market value of the Company's common stock on June 28, 2002 ($38.35).

                      EQUITY COMPENSATION PLAN INFORMATION

     The following table sets forth information with respect to the Company's common stock that may be issued under all equity compensation plans of the Company in existence as of June 30, 2002. All of the equity compensation plans for which information is included in the following table have been approved by shareholders. The following table does not include information with respect to the Meredith Corporation Employee Stock Purchase Plan of 2002, which became effective July 1, 2002, and is being submitted to the shareholders for approval at the Annual Meeting.

                                                                                                      (c)
                                                                                             NUMBER OF SECURITIES
                                            (a)                         (b)                 REMAINING AVAILABLE FOR
                                NUMBER OF SECURITIES TO BE   WEIGHTED-AVERAGE EXERCISE   FUTURE ISSUANCE UNDER EQUITY
                                  ISSUED UPON EXERCISE OF       PRICE OF OUTSTANDING     COMPENSATION PLANS (EXCLUDING
                                   OUTSTANDING OPTIONS,          OPTIONS, WARRANTS          SECURITIES REFLECTED IN
PLAN CATEGORY                       WARRANTS AND RIGHTS              AND RIGHTS                   COLUMN (a))
-------------                   --------------------------   -------------------------   -----------------------------
Equity compensation plans
 approved by shareholders               6,570,077                     $ 26.55                      3,408,869

Equity compensation plans not
 approved by shareholders                    None                         N/A                           None

Total                                   6,570,077                     $ 26.55                      3,408,869

                  RETIREMENT PROGRAMS AND EMPLOYMENT AGREEMENTS

     The Company maintains separate qualified defined benefit plans for its union and nonunion employees, as well as two nonqualified supplemental pension plans covering certain nonunion employees. Defined benefit plans and the supplemental pension plans are actuarial plans and the amount of the contribution with respect to a specific person cannot readily be separately calculated by the regular actuaries for the plans. The Company makes annual contributions to the qualified plans to the extent permitted by the funding rules of the Internal Revenue Service.

     As of January 1, 2002, the latest date for which information is available, 341 employees participated in the bargaining unit defined benefit plan and 2,566 nonunion employees participated in the nonunion defined benefit plans. Assuming retirement at age 65, estimated annual retirement benefits under the nonunion qualified plan in effect for the 2002 plan year would be as follows:

                                  PENSION TABLE

                FINAL                 YEARS OF SERVICE
               AVERAGE       ----------------------------------
            COMPENSATION        10           15           20+
            ------------     --------     --------     --------
             $  400,000      $ 92,530     $138,795     $185,060
                500,000       117,530      176,295      235,060
                600,000       142,530      213,795      285,060
                700,000       167,530      251,295      335,060
                800,000       192,530      288,795      385,060
                900,000       217,530      326,295      435,060
              1,000,000       242,530      363,795      485,060
              1,100,000       267,530      401,295      535,060
              1,200,000       292,530      438,795      585,060
              1,300,000       317,530      476,295      635,060
              1,400,000       342,530      513,795      685,060

     As of January 1, 2002, the credited years of service for individuals listed in the compensation tables above are as follows: Mr. Jerome M. Kaplan, President - Magazine Group - 20 years; Mr. William T. Kerr, Chairman and Chief Executive Officer - 10 years; Mr. Stephen M. Lacy, President - Publishing Group
- 4 years; Mr. Kevin P. O'Brien, President - Broadcasting Group - 0 years; and Mr. Suku V. Radia, Vice President - Chief Financial Officer - 1 year. For calendar year 2001, covered compensation for purposes of the supplemental pension plans including bonuses was $1,089,562 for Mr. William T. Kerr; $712,215 for Mr. Stephen M. Lacy; $625,709 for Mr. Jerome M. Kaplan; $453,865 for Mr. Suku V.

Radia; and $114,615 for Mr. Kevin P. O'Brien. The compensation includes deferrals under the Deferred Compensation Plan, which are included as compensation under the Replacement and Supplemental plans.

     The Company entered into an agreement effective February 1, 2001, with Mr. Kerr that provides for his employment through June 30, 2006, subject to automatic renewal for subsequent one-year terms. Mr. Kerr receives an annual base salary and an incentive bonus determined under the terms of the Company's Management Incentive Plan. The agreement also provides that during the course of his employment, Mr. Kerr shall be eligible to participate in all long-term incentive plans, including, without limitation, stock incentive plans adopted by the Company and, in effect, at levels of awards to be granted by the Compensation Committee commensurate with the level of Mr. Kerr's responsibilities and performance thereof. In addition to participating in the Meredith Employees' Retirement Income Plan, the Meredith Savings and Investment Plan and the Company's supplemental retirement plans, the Company has established a Minimum Supplemental Retirement Benefit Program ("MSRBP") for the benefit of Mr. Kerr. The MSRBP provides for a minimum retirement benefit equal to the benefits Mr. Kerr would have received under the retirement plans of a previous employer offset by benefits accrued under the Company's pension plans. The MSRBP also provides for a death benefit related to the value of the accrued benefit under the MSRBP.

     Mr. Kerr and the other executive officers of the Company have all entered into severance agreements with the Company. These agreements provide for the payment to the executive of an amount equal to three times the average annual base salary and incentive compensation paid to the executive during the three fiscal years immediately prior to a change of control of the Company as defined in detail in the agreements. All agreements with the executive officers with respect to grants of nonqualified stock options under the 1996 Plan provide for the vesting of the options in the event of a change of control in accordance with the terms of the 1996 Plan.

                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

     The Compensation Committee (formerly the Compensation/Nominating Committee) reviews and approves the compensation of the Company's officers. The Committee administers various stock and other compensation-related plans provided for the benefit of the Company's officers, directors and other key managers, with the purpose of encouraging the participants to achieve the Company's performance goals and to align the interests of the participants with the interests of the Company's shareholders. The Compensation Committee is composed entirely of independent outside directors. There are no Compensation Committee interlocks and there is no insider participation on the Committee. The Committee has provided the following report on executive compensation for inclusion in this Proxy Statement:

COMPENSATION PHILOSOPHY

     The Company's executive compensation philosophy has the following objectives:

     (1) To provide compensation opportunities competitive with those available at comparable firms in the specific industries in which the Company conducts its businesses and the national marketplace;

     (2) To provide the opportunity to earn beyond competitive levels if superior operating performance and shareholder returns are achieved;

     (3) To design incentives that balance the need to meet or exceed annual operating plans with the need for long-term business growth and to provide superior shareholder returns;

     (4) To provide clear, controllable and measurable objectives for the executives to meet; and

     (5) To attract, retain and motivate top caliber executives in each market segment in which the Company competes.

     Pay for performance, which is directly linked to both short-term and long-term compensation, is the foundation of the compensation program for the Company's CEO and other executive officers.

     Section 162(m) of the Internal Revenue Code limits the deductibility of certain items of compensation paid to the CEO and to each of the named executive officers to $1,000,000 annually. The Committee believes that it is in the best interests of the Company to receive maximum tax deductibility for compensation paid to the CEO and the other executive officers under Section 162(m). The Committee has adopted or approved appropriate changes to the Company's long-term and short-term incentive programs to provide for the deductibility of compensation received under the plans, but reserves the right to provide for compensation to the CEO and other executive officers that may not be deductible, if determined to be in the best interests of the Company and its shareholders.

CEO AND EXECUTIVE OFFICER COMPENSATION PROGRAM ELEMENTS

     Periodic media and general industry competitive market reviews of executive compensation are conducted with the assistance of outside compensation consultants. The Company's compensation program strives to be competitive in relation to the market data available. The Committee strives to establish CEO and other executive officer base salaries within the mid-range of the market survey data. Short-term and long-term incentive targets are set in the same manner. Compensation beyond the mid-range may be awarded from time to time based upon individual performance.

     BASE SALARY. Salaries for the CEO and executive officer group are based on the marketplace value of each job and on individual contributions and performance. The performance of the CEO and each executive officer is reviewed annually by the Committee. Salary increases are based primarily on the annual merit reviews. The rates of increase are tied to both individual performance and general executive compensation trends.

     Mr. Kerr's annual base salary, pursuant to his employment contract, was $725,000 for fiscal 2002. Mr. Kerr's salary is within the mid-range of salaries for comparable positions as reported in the market survey data.

     SHORT-TERM INCENTIVE PROGRAM. The Company's Management Incentive Plan provides the CEO and other executive officers with an annual incentive to attain established financial and overall performance targets. For fiscal 2002, at least 75% of the incentive awards to the CEO and all other executive officers serving at the beginning of the fiscal year was based on specific financial targets relating to earnings and cash flow, with the balance relating to predetermined qualitative organizational objectives.

     The goals for each participant are reviewed and revised annually in connection with the approval of the budget for the upcoming fiscal year. For fiscal 2002, the incentive payments for goal achievement for the CEO were set at 55% of base salary for achieving target and up to 137.5% of base salary for achieving performance above target. The incentive payments for the other executive officers were 45% for achieving target and up to 112.5% for achieving performance above target. At each quarterly meeting of the Committee, the progress of the CEO and other executive officers toward meeting the quantitative goals established for the fiscal year was reviewed.

     For fiscal 2002, the Company did not achieve all of the financial performance goals established by the Committee at the beginning of the year for Mr. Kerr and the other executive officers to receive their targeted incentive awards. Mr. Kerr received an incentive award of $375,000. For fiscal 2002, the other executive officers named in this Proxy Statement received incentive awards totaling $693,750.

     LONG-TERM INCENTIVE PROGRAM. In fiscal 2002, the Committee utilized the grant of nonqualified stock options, under the 1996 Stock Incentive Plan (the "1996 Plan"), to the executive officers in the implementation of its long-term incentive program.

     The nonqualified stock options awarded by the Committee under the 1996 Plan during fiscal 2002 as part of the long-term incentive program are generally exercisable one-third per year over the three-year period commencing on the first anniversary of the grant date. The options granted will expire on the tenth anniversary of the date of grant. All options granted become exercisable in the event of the grantee's termination of employment due to death, disability or retirement. Unless the grantee's employment with the Company is terminated for reasons other than death, disability or retirement, the grantee may exercise all exercisable stock options until the date of expiration. All options granted during fiscal 2002 carry an exercise price at the fair market value on the date of grant.

     THE MEREDITH EXECUTIVE STOCK OWNERSHIP PROGRAM. A stock ownership program has been designed by the Committee utilizing the 1996 Plan. The purpose of the program is to encourage increased Company stock holdings by executives. Target levels of individual stock holdings are established for the participants in the program at one and one-half to two times each participant's base pay. Each participant is awarded restricted stock equal to 20% of his or her personal acquisitions of Company stock up to the established target since the last day of the prior year. The incremental stock holdings must be maintained for a specified period of time in order for the restrictions to lapse. The Committee believes this program provides further incentives to the participants to focus on long-term Company performance and shareholder value. Because Mr. Kerr has met his target ownership, he did not receive any shares of restricted stock under this program during fiscal 2002. The other named executive officers received an aggregate total of 4,770 shares of restricted stock under this program during fiscal 2002.

OTHER COMPENSATION

     The CEO and other executive officers are eligible to participate in the Company benefit plans described elsewhere in this Proxy Statement under the terms of those plans and without consideration of achievement of performance standards.

PEER GROUP SELECTION AND COMPARATIVE ANALYSIS

     The Company does not believe that the published indices accurately reflect the mix of businesses in which the Company competes. Therefore, the Company has, in good faith, selected a Peer Group of ten media and television broadcast companies for the purpose of preparing the shareholder performance graph set forth under "Comparison of Shareholder Return." Recognizing that there are no other companies that have the exact combination of businesses as the Company, the companies selected for the Peer Group have multimedia businesses primarily with publishing and/or television broadcasting in common with the Company.

     Many of the companies selected for the Peer Group are larger and/or engaged in businesses other than the Company's core businesses. Consequently, for the purposes of compensation comparisons, the Company and the Committee have chosen to use broader media and general industry survey information that includes information on members of the Peer Group. The Committee has attempted to maintain the total compensation for the CEO and other executive officers at a level close to the mid-range of the surveyed groups.

CONCLUSION

     The Committee believes that the Company's executive compensation programs effectively tie executive pay to the performance of the Company and to shareholder value.

                                Mr. Herbert M. Baum, Chairman
                                Mr. Frederick B. Henry
                                Mr. Robert E. Lee
                                Mr. Nicholas L. Reding


                             AUDIT COMMITTEE REPORT

     The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter adopted by the Board of Directors, include providing oversight to the Company's financial reporting process through periodic meetings with the Company's independent auditors, internal auditors and management to review accounting, auditing, internal controls and financial reporting matters. The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company's senior management, including senior financial management, and its independent auditors.

     We have reviewed and discussed with senior management the Company's audited financial statements included in the 2002 Annual Report to Shareholders. Management has confirmed to us that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management, and (ii) have been prepared in conformity with accounting principles generally accepted in the United States.

     We have discussed with KPMG LLP, our independent auditors, the matters required to be discussed by SAS 61 (Communications with Audit Committee). SAS 61 requires our independent auditors to provide us with additional information regarding the scope and results of their audit of the Company's financial statements, including with respect to (i) their responsibility under generally accepted auditing standards, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit.

     We have received from KPMG LLP a letter providing the disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) with respect to any relationships between KPMG LLP and the Company that in its professional judgment may reasonably be thought to bear on independence. KPMG LLP has discussed its independence with us, and has confirmed in such letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws.

     Based on the review and discussions described above with respect to the Company's audited financial statements included in the Company's 2002 Annual Report to Shareholders, we have recommended to the Board of Directors that such financial statements be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

     As specified in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States. That is the responsibility of management and the Company's independent auditors. In giving our recommendation to the Board of Directors, we have relied on (i) management's representation that such financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States, and (ii) the report of the Company's independent auditors with respect to such financial statements.

                                 Philip A. Marineau, Chairman
                                 Herbert M. Baum
                                 Mary Sue Coleman
                                 Joel W. Johnson
                                 David J. Londoner


                              INDEPENDENT AUDITORS

     The Board of Directors has reappointed KPMG LLP as independent auditors to audit the financial statements of the Company for the fiscal year ending June 30, 2003. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

AUDIT FEES

     The aggregate fees billed by KPMG LLP for professional services rendered in connection with (i) the audit of the Company's annual financial statements set forth in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2002, and (ii) the review of the Company's quarterly financial statements set forth in the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2001, December 31, 2001 and March 31, 2002, were approximately $377,000.

ALL OTHER FEES

     The aggregate fees for all other services rendered by KPMG LLP for the Company's most recent fiscal year were approximately $247,000. This consisted of audit related fees of approximately $40,000 and fees for other non-audit services of approximately $207,000. Audit related fees consisted of audits of financial statements of certain employee benefit plans and assistance in the interpretation and implementation of new accounting pronouncements. Fees for other non-audit services consisted primarily of tax services for the Company. These fees also include work performed by KPMG LLP with respect to tax preparation and planning services on behalf of certain officers and directors of the Company.

     The Audit Committee has advised the Company that it has determined that the non-audit services rendered by KPMG LLP during the Company's most recent fiscal year are compatible with maintaining the independence of such auditors.

                        COMPARISON OF SHAREHOLDER RETURN

     The following graph compares the performance of the Company's common stock during the period July 1, 1997, to June 30, 2002, with the S&P 500 Index and with a Peer Group of ten companies engaged in multimedia businesses primarily with publishing and/or television broadcasting in common with the Company.

     The S&P 500 Index includes 500 U.S. companies in the industrial, transportation, utilities and financial sectors and is weighted by market capitalization. The Peer Group selected by the Company for comparison, which is also weighted by market capitalization, is comprised of the following: Belo Corp.; Gannett Co., Inc.; Hearst-Argyle Television, Inc.; The McGraw-Hill Companies, Inc.; Media General, Inc.; The New York Times Company; The Reader's Digest Association, Inc.; The E. W. Scripps Company; Tribune Company; and The Washington Post Company.

     The graph depicts the results for investing $100 in the Company's common stock, the S&P 500 Index and the Peer Group at closing prices on June 30, 1997. It assumes that dividends were reinvested.


                              [PLOT POINTS CHART]

                              1997     1998     1999     2000     2001     2002
                             ------   ------   ------   ------   ------   ------
Meredith .................    $100     163      121      119      128      138
S&P 500 ..................    $100     130      160      171      146      120
Peer Group ...............    $100     140      149      137      156      167



                    APPROVAL OF MEREDITH CORPORATION EMPLOYEE
                           STOCK PURCHASE PLAN OF 2002

BACKGROUND

     The Board of Directors believes it is in the best interest of the Company to encourage stock ownership by employees of the Company. Accordingly, on May 8, 2002, the Board of Directors adopted, subject to shareholder approval, the Meredith Corporation Employee Stock Purchase Plan of 2002 (the "Stock Purchase Plan"). An aggregate of 500,000 shares of the Company's common stock (subject to adjustment for any dividend, stock split or other relevant changes in the Company's capitalization) (the "Shares") may be sold pursuant to the Stock Purchase Plan. These Shares may be authorized but unissued shares, treasury shares or shares purchased in the open market. The text of the Stock Purchase Plan has been filed electronically with the Securities and Exchange Commission, but is not included in the printed version of this Proxy Statement. A copy of the Stock Purchase Plan is also available from the Company's Secretary at 1716 Locust Street, Des Moines, Iowa 50309-3023. The following is a summary of the material provisions of the Stock Purchase Plan.

ADMINISTRATION

     The Stock Purchase Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee has the authority to make rules and regulations governing the administration of the Stock Purchase Plan and to interpret the Plan.

ELIGIBILITY

     Substantially all employees of the Company and designated subsidiaries are eligible to participate in the Stock Purchase Plan except that employees whose customary employment is 20 hours or less per week may be excluded at the discretion of the Committee. As of June 11, 2002, approximately 2,609 employees were eligible to participate in the Stock Purchase Plan.

PARTICIPATION AND TERMS

     An eligible employee may elect to participate in the Stock Purchase Plan as of any Enrollment Date. "Enrollment Dates" occur on the first day of each Offering Period, which is currently set as a calendar quarter (after an initial Offering Period of six months, from July 1 to December 31, 2002). To participate in the Stock Purchase Plan, an employee must complete an enrollment and payroll deduction authorization form, which indicates the amounts to be deducted from his or her salary and applied to the purchase of the Shares on the Share Purchase Date (as hereinafter defined). The payroll deduction must be within limits set by the Committee.

     A payroll deduction account is established for each participating employee and all payroll deductions made on behalf of each employee are credited to each such employee's respective payroll deduction account. No interest will be credited to a participant for amounts credited to that account. On the last day of each Offering Period (the "Share Purchase Date"), the amount credited to each participating employee's payroll deduction account is applied to purchase as many Shares as may be purchased with such amount at the applicable purchase price. However, no more than $25,000 in market value of Shares (determined as of the first day of each Offering Period) may be purchased by a participant during any calendar year.

     The purchase price for the Shares will not be less than the lesser of 85% of the closing price of shares of common stock as reported on the New York Stock Exchange (i) on the first day of the applicable Offering Period or (ii) on the Share Purchase Date. Employees may purchase Shares through the Stock Purchase Plan only by payroll deductions.

     During an Offering Period, a participant may not change the amount of his or her payroll deductions, but may withdraw from the Stock Purchase Plan by submitting a withdrawal notice. Upon withdrawal, all payroll deductions will cease and amounts credited to the participant's payroll deduction account will be paid to the participant.

     If a participant's employment is terminated for any reason, or if a participant otherwise ceases to be eligible to participate in the Stock Purchase Plan, payroll deductions on behalf of that participant will be discontinued and the amounts then credited to his or her payroll deduction account will be used to purchase Shares as of the last day of the current Offering Period.

     Rights granted under the Stock Purchase Plan are not transferable other than in connection with a participant's death.

AMENDMENT AND TERMINATION

     The Board of Directors of the Company or the Committee may amend the Stock Purchase Plan at any time, provided that if shareholder approval is required for the plan to continue to comply with the requirements of Section 423 of the Internal Revenue Code (the "Code"), such amendment shall not be effective unless approved by the Company's shareholders within twelve months after the date of its adoption by the Board of Directors or the Committee. The Stock Purchase Plan may be terminated by the Board of Directors or the Committee at any time.

FEDERAL INCOME TAX CONSEQUENCES

     The Stock Purchase Plan is intended to be an "employee stock purchase plan" as defined in Section 423 of the Code. As a result, an employee participant will pay no federal income tax upon enrolling in the Stock Purchase Plan or upon purchase of the Shares. A participant may recognize income and/or gain or loss upon the sale or other disposition of Shares purchased under the plan, the amount and character of which will depend on whether the Shares are held for two years from the first day of the Offering Period in which they were purchased.

     If the participant sells or otherwise disposes of the Shares within that two-year period, the participant will recognize ordinary income at the time of disposition in an amount equal to the excess of the market price of the Shares on the date of purchase over the purchase price and the Company will be entitled to a tax deduction for the same amount.

     If the participant sells or otherwise disposes of the Shares after holding the Shares for the two-year period, the participant will recognize ordinary income at the time of disposition in an amount equal to the lesser of (i) 15% of the market price of the Shares on the first day of the Offering Period, or (ii) the excess of the market price of the Shares at the time of disposition over the purchase price. The Company will not be entitled to any tax deduction with respect to Shares purchased under the Stock Purchase Plan if the Shares are held for the requisite two-year period.

     The employee may also recognize capital gain or loss at the time of disposition of the Shares, either short-term or long-term, depending on the holding period for the Shares.

OTHER INFORMATION

     Although the Stock Purchase Plan became effective July 1, 2002, it will be terminated if shareholder approval is not obtained at the Annual Meeting and all payroll deductions would then be returned to participants. No shares of the Company's common stock have yet been issued or purchased under the Stock Purchase Plan. Because levels of participation and the eventual purchase prices are not presently known and will likely vary from time to time, the future benefits to be received by any person under the Stock Purchase Plan cannot be determined at this time. The closing price of a share of the Company's common stock on the New York Stock Exchange on July 1, 2002, was $37.77 per share.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE MEREDITH CORPORATION EMPLOYEE STOCK PURCHASE PLAN OF 2002. UNLESS OTHERWISE INDICATED BY YOUR PROXY, THE SHARES WILL BE VOTED FOR APPROVAL OF THE MEREDITH CORPORATION EMPLOYEE STOCK PURCHASE PLAN OF 2002.


                              SHAREHOLDER PROPOSALS

     Any shareholder wishing to include a proposal in the Company's Proxy Statement and form of proxy for the 2003 Annual Meeting of Shareholders must submit the proposal so that it is received by the Company no later than May 26, 2003. The proposal should be addressed to Secretary, Meredith Corporation, 1716 Locust Street, Des Moines, Iowa 50309-3023.

     Pursuant to the Company's Bylaws, any shareholder wishing to bring a proposal before the 2003 Annual Meeting of Shareholders (but whose proposal will not be included in the Company's Proxy Statement) must deliver written notice of such proposal in accordance with the requirements of the Bylaws to the Secretary of the Company at the address specified above not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the first anniversary of the preceding year's Annual Meeting. For 2003, such proposal must be received not earlier than the close of business on July 14, 2003, and not later than the close of business on August 13, 2003, and otherwise comply with the requirements of the Bylaws.

     Pursuant to the Company's Bylaws, any shareholder wishing to propose a nominee for the Board of Directors must deliver written notice of such proposed nominee to the Secretary of the Company at the address specified above not earlier than the close of business on the 120th day, nor later than the close of business on the 90th day, prior to the first anniversary of the preceding year's Annual Meeting. For 2003, written notice of such proposed nominee must be received not earlier than the close of business on July 14, 2003, and not later than the close of business on August 13, 2003, and otherwise comply with the requirements of the Bylaws.

                                FURTHER BUSINESS

     Except as described in this Proxy Statement, the management knows of no other business intended to be presented at the meeting, but, if any other business properly comes before the meeting, the persons named in the enclosed form of proxy will vote all proxies in accordance with their best judgment using the discretionary authority granted in the proxies.




                                                  JOHN S. ZIESER
                                         VICE PRESIDENT - GENERAL COUNSEL
                                                  AND SECRETARY

Des Moines, Iowa
September 23, 2002

                                  DETACH HERE
                                                                          ZMRA12


                              MEREDITH CORPORATION


                                  COMMON STOCK

  PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MEREDITH CORPORATION
     FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 11, 2002


     FREDERICK B. HENRY, E.T. MEREDITH III and WILLIAM T. KERR, and each of them
P are hereby appointed proxies of the shareholder(s) signing this card on the reverse side, with power of substitution acting by a majority of proxies
R present and voting, or if only one proxy is present and voting, then acting by that one, to vote the shares of Meredith Corporation common stock which
O said shareholder(s) is (are) entitled to vote, at the ANNUAL MEETING OF SHAREHOLDERS to be held at the Company's principal executive offices, 1716
X Locust Street, Des Moines, Iowa 50309-3023, on Monday, November 11, 2002, at 10:00 A.M., local time, and at any adjournment thereof, with all the
Y powers the signing shareholders would possess if present. The Directors recommend a vote FOR such matters. The proxies are instructed to vote as follows:

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS SHOWN ON THE REVERSE SIDE OF THIS CARD AND AS SET FORTH IN THE NOTICE OF ANNUAL MEETING DATED SEPTEMBER 23, 2002. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND THE RELATED PROXY STATEMENT.

-------------                                                      -------------
 SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
    SIDE                                                               SIDE
-------------                                                      -------------

MEREDITH CORPORATION

C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940

                                [LOGO] MEREDITH
                                       CORPORATION


         PLEASE ACT PROMPTLY, SIGN, DATE & MAIL YOUR PROXY CARD TODAY.







    DETACH CARD BELOW, SIGN, DATE AND MAIL IN POSTAGE-PAID ENVELOPE PROVIDED.


                                  DETACH HERE
                                                                          ZMRA11


    PLEASE MARK
[X] VOTES AS IN
    THIS EXAMPLE.




1. Election of four Class I Directors for terms expiring in 2005, as provided in the Bylaws of the Company:
     NOMINEES: (01) Robert E. Lee, (02) David J. Londoner, (03) Philip A. Marineau, and (04) Charles D. Peebler, Jr.

                             FOR        WITHHELD
                             [ ]           [ ]

              [ ] __________________________________________
                    For all nominees except as noted above


2. To approve the Meredith Corporation Employee Stock Purchase Plan of 2002.

                             FOR      AGAINST     ABSTAIN
                             [ ]        [ ]         [ ]

3. In its discretion, upon such other matters as may properly come before the meeting.




MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [ ]


PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized official. If a partnership, please sign in partnership name by an authorized person.



Signature: ______________ Date: ________ Signature: ______________ Date: _______

                                  DETACH HERE
                                                                          ZMRB12


                              MEREDITH CORPORATION


                              CLASS B COMMON STOCK

  PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MEREDITH CORPORATION
     FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 11, 2002


     FREDERICK B. HENRY, E.T. MEREDITH III and WILLIAM T. KERR, and each of them
P are hereby appointed proxies of the shareholder(s) signing this card on the reverse side, with power of substitution acting by a majority of proxies
R present and voting, or if only one proxy is present and voting, then acting by that one, to vote the shares of Meredith Corporation Class B common
O stock which said shareholder(s) is (are) entitled to vote, at the ANNUAL MEETING OF SHAREHOLDERS to be held at the Company's principal executive
X offices, 1716 Locust Street, Des Moines, Iowa 50309-3023, on Monday, November 11, 2002, at 10:00 A.M., local time, and at any adjournment
Y thereof, with all the powers the signing shareholders would possess if present. The Directors recommend a vote FOR such matters. The proxies are instructed to vote as follows:

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS SHOWN ON THE REVERSE SIDE OF THIS CARD AND AS SET FORTH IN THE NOTICE OF ANNUAL MEETING DATED SEPTEMBER 23, 2002. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND THE RELATED PROXY STATEMENT.

-------------                                                      -------------
 SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
    SIDE                                                               SIDE
-------------                                                      -------------

MEREDITH CORPORATION

C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940

                                [LOGO] MEREDITH
                                       CORPORATION


         PLEASE ACT PROMPTLY, SIGN, DATE & MAIL YOUR PROXY CARD TODAY.







    DETACH CARD BELOW, SIGN, DATE AND MAIL IN POSTAGE-PAID ENVELOPE PROVIDED.


                                  DETACH HERE
                                                                          ZMRB11


    PLEASE MARK
[X] VOTES AS IN
    THIS EXAMPLE.



1. Election of four Class I Directors for terms expiring in 2005, as provided in the Bylaws of the Company:
     NOMINEES: (01) Robert E. Lee, (02) David J. Londoner, (03) Philip A. Marineau and (04) Charles D. Peebler, Jr.

                             FOR        WITHHELD
                             [ ]           [ ]

              [ ] __________________________________________
                    For all nominees except as noted above


2. To approve the Meredith Corporation Employee Stock Purchase Plan of 2002.

                             FOR      AGAINST     ABSTAIN
                             [ ]        [ ]         [ ]


3. In its discretion, upon such other matters as may properly come before the meeting.




MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   [ ]


PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized official. If a partnership, please sign in partnership name by an authorized person.



Signature: ______________ Date: ________ Signature: ______________ Date: _______